Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Trend Micro Incorporated of our report dated March 25, 2005, except for Note 23, which is as of June 10 2005, relating to the financial statements and financial statement schedule, which appears in the Form 20-F of Trend Micro Incorporated for the year ended December 31, 2004 filed on June 30, 2005.

/s/ ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

August 24, 2005